INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of
American Century Government Income Trust on Form N-14 (File No. 811-4363) of our
report dated December 8, 2000, appearing in the Annual Report of Limited-Term
Bond Fund, one of the funds comprising American Century Mutual Funds, Inc. for the year ended October 31, 2000, in the Statement of Additional Information,
which is part of such Registration Statement.

/*/Deloitte & Touche LLP

Kansas City, Missouri
August 10, 2001